                                                                     EXHIBIT 5.1

                                                                PERKINS COIE LLP

                                                   1201 THIRD AVENUE, SUITE 4800
                                                          SEATTLE, WA 98101-3099
                                                             PHONE: 206 359-8000
                                                               FAX: 206 359-9000
                                                             www.perkinscoie.com

December 10, 2004



Pyramid Breweries Inc.
91 South Royal Brougham Way
Seattle, WA  98134

RE: REGISTRATION STATEMENT ON FORM S-8 OF SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF PYRAMID BREWERIES INC.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 467,182 shares of common stock, $0.01 par value per share (the "Shares"), which may be issued pursuant to the Pyramid Breweries Inc. 2003 Employee Stock Purchase Plan (the "Plan").

We have examined the Registration Statement and such documents and records of Pyramid Breweries Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by Pyramid Breweries Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Pyramid Breweries Inc. in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP